SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2011
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On June 24, 2011, the board of directors of American International Industries, Inc. (the "Company") appointed Mr. S. Scott Gaille as American's President. In the role of President, Mr. Gaille will be chiefly responsible for the Company's corporate strategy, acquisitions and divestments, reporting to Mr. Daniel Dror, Chairman and Chief Executive Officer and Board of Directors. The Company's compensation terms with Mr. Gaille are performance based. He has accepted a salary of $1, and has been awarded 100,000 restricted shares of common stock and 100,000 warrants with an exercise price of $0.60.

Mr. Gaille is an Adjunct Professor of Management at Rice University's Graduate School of Business and holds a Doctor of Law from the University of Chicago, where he was an Olin Fellow in Law and Economics. He is Co-Founder of Sequent Asset Management, LLC, which he and his partners have grown from a start-up, in the fall of 2008, to a firm with approximately $400 million of capital currently under management. Since April 21, 2010, Mr. Gaille has served as President of Brenham Oil & Gas Corp., a 55% owned subsidiary of the Company.

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR
   CEO, PRESIDENT AND CHAIRMAN
   Dated: June 28, 2011